UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2014

Shutterstock, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35669	80-0812659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue, 21st Floor

New York, NY 10118

(Address of principal executive offices, including zip code)

(646) 419-4452

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 4, 2014, Shutterstock, Inc. (the “Company”) announced that James Chou, its Chief Technology Officer, will be leaving the Company at year-end. The Company has commenced a search for a new Chief Technology Officer to replace Mr. Chou, who has informed the Company of his intent to remain at the Company as needed for a transition period.  During this period, Mr. Chou will continue as an employee of the Company, will carry out all duties and responsibilities of his position with the Company and will facilitate an orderly transition of his duties and responsibilities to a successor to be identified by the Company.  During this transition period, Mr. Chou will continue to receive his current salary and benefits. It is currently expected that the terms and conditions of Mr. Chou’s departure will be governed by his Severance and Change in Control Agreement dated September 24, 2012, which was filed with the SEC on September 27, 2012.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 4, 2014

SHUTTERSTOCK, INC.

	By:	/s/ Timothy E. Bixby
Timothy E. Bixby
Chief Financial Officer

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